EXHIBIT 10.5(c)

WRITTEN CONSENT

OF THE BOARD OF MANAGERS OF

RELIANT PHARMACEUTICALS, LLC

The undersigned, being at least a majority of all of the members of the Board of Managers (the “Board”) of Reliant Pharmaceuticals, LLC, a Delaware limited liability company (the “Company”), in lieu of a meeting of the Board, and pursuant to the authority of Section 18-404(d) of the Delaware Limited Liability Company Act, as amended and Section 8.5 of the Second Amended and Restated Limited Liability Company Operating Agreement of the Company, hereby consent to, authorize and adopt the following resolutions with the same force and effect as if the undersigned were personally present at a meeting of the Board and had voted for the same:

Amendment of Equity Plan

WHEREAS, the Company has adopted the Reliant Pharmaceuticals, LLC Equity Incentive Plan, as amended prior to the date hereof (the “ Equity Plan”); and

WHEREAS, the Equity Plan may be amended by this Board at anytime; and

WHEREAS, it is deemed desirable to amend the Equity Plan to clarify that options, may if so provided in the agreement evidencing the grant of such option, continue to vest and be exercised following the termination of the participant as a Service Provider, as defined in the Equity Plan.

RESOLVED, that the Equity Plan is hereby amended as follows:

1. By substituting the following for Section 8(a):

“(a)         Vesting; Fractional Exercises. Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Committee and set forth in the Option Agreement. Unless otherwise specifically provided in the Option Agreement, if, on the date of termination, the Holder is not vested as to his or her entire Option, the Units covered by the unvested portion of the Option shall immediately cease to be issuable under the Option. An Option may not be exercised for a fraction of an Unit.”

2. By substituting the following for Section 8(d), (e) and (f):

“(d)  Termination of Relationship as a Service Provider. If the Participant ceases to be a Service Provider other than for Cause or by reason of the Participant’s Disability or death, the Holder of such Participant’s Options may exercise the Option within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. Unless otherwise specified in the Participant’s Option Agreement, Options may be exercised following termination as a Service Provider only to the extent vested on the date of termination, and any portion of an Option in which the Participant is not vested upon such termination shall be forfeited and terminated.

(e)  Disability of Participant. If a Participant ceases to be a Service Provider as a result of Disability, the Holder of such Participant’s Option may exercise such Option within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise specified in the Participant’s Option Agreement, Options may be exercised following termination as a Service Provider only to the extent vested on the date of termination, and any portion of an Option in which the Participant is not vested upon such termination shall be forfeited and terminated.

(f)  Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement by the executor of the Participant’s estate or by a person who acquires the right to exercise the Option by bequest, inheritance, or the laws of descent or distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). Unless otherwise specified in the Participant’s Option Agreement, Options may be exercised following termination as a Service Provider only to the extent vested on the date of termination, and any portion of an Option in which the Participant is not vested upon such termination shall be forfeited and terminated.”

In all other respects the Equity Plan shall remain in full force and effect.

FURTHER RESOLVED, that the Equity Plan shall be conformed to reflect the amendment authorized hereby.

General

FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Company, and any and all agreements, documents or instruments, and take such actions as may be necessary or advisable to effect the intent of the resolutions set forth herein;

FURTHER RESOLVED, that for the purposes of these resolutions, the “proper officers” of the Company shall be the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President (regardless of designation), the Secretary, any Assistant Secretary and the Treasurer of the Company; and

FURTHER RESOLVED, this Consent may be executed in counterparts, each of which shall be deemed an original all of which, taken together, shall constitute one and the same instrument.

(Signature page follows)

(Signature Page to Written Consent amending Equity Incentive Plan)

Dated as of September 24, 2002

Jack L. Bowman

Gerald L. Cohn

Herbert Conrad

Fred B. Craves

Joseph Krivulka

Irwin Lerner

Ernest Mario

David V. Milligan

Mark S. Hoplamazian

Richard Pops

Thomas J. Pritzker

BEING AT LEAST A MAJORITY OF ALL OF THE MEMBERS OF THE BOARD OF MANAGERS OF RELIANT PHARMACEUTICALS, LLC